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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue New York, New York 10171 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 5, 2014, MarketAxess Holdings Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). A total of 34,376,129 shares of common stock were present or represented by proxy at the 2014 Annual Meeting, representing 92.27% of the issued and outstanding shares entitled to vote at the meeting. The proposals voted upon and the final results of the vote were as follows:

Proposal 1 — Election of Directors. The results were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Richard M. McVey	31,831,222	689,468	16,403	1,839,036
Steven L. Begleiter	32,511,167	9,523	16,403	1,839,036
Stephen P. Casper	32,513,799	6,891	16,403	1,839,036
Jane Chwick	32,528,704	4,887	3,502	1,839,036
William F. Cruger	32,513,863	6,652	16,578	1,839,036
David G. Gomach	32,513,252	7,263	16,578	1,839,036
Carlos M. Hernandez	32,518,460	2,811	15,822	1,839,036
Ronald M. Hersch	32,315,352	217,139	4,602	1,839,036
John Steinhardt	32,246,392	276,298	14,403	1,839,036
James J. Sullivan	32,513,454	7,236	16,403	1,839,036
Lesley Daniels Webster	32,508,970	24,691	3,432	1,839,036

Proposal 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The results were as follows:

For	Against	Abstain
33,806,944	448,406	120,779

Proposal 3 — Advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules (referred to as the “say-on-pay” proposal). The results were as follows:

For	Against	Abstain	Broker Non-Votes
31,424,393	1,102,379	10,321	1,839,036

For more information on the 2014 Annual Meeting and the foregoing proposals, see the Company’s proxy statement dated April 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: June 6, 2014	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

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